Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 on Form 10-K/A of Massey Energy Company (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Baxter F. Phillips, Jr., Chief Executive Officer & President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Baxter F. Phillips, Jr.
Baxter F. Phillips, Jr.
Chief Executive Officer & President

April 19, 2011